UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. _____)

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Filed by a Party other then the Registrant  [   ]

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

AVAX TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.

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June 30, 2006

Dear Stockholder:

You are invited to attend the annual meeting of stockholders of AVAX Technologies, Inc. The meeting will be held at 10:00 a.m., local time, on Tuesday, August 1, 2006, at the company’s executive offices, 2000 Hamilton Street, Suite 204, Philadelphia, Pennsylvania 19130. The enclosed notice of the meeting and proxy statement contain detailed information about the business to be transacted at the meeting.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Please mark, sign and date your proxy card today and return it in the envelope provided.

Thank you for your support of AVAX and your involvement in this important process.

Sincerely,

Richard P. Rainey

President and Secretary

AVAX TECHNOLOGIES, INC.

2000 Hamilton Street

Suite 204

Philadelphia, Pennsylvania 19130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, August 1, 2006

TO THE STOCKHOLDERS OF AVAX TECHNOLOGIES, INC.

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of AVAX Technologies, Inc., a Delaware corporation, will be held on Tuesday, August 1, 2006, at 10:00 a.m. at the company’s executive offices, 2000 Hamilton Street, Suite 204, Philadelphia, Pennsylvania 19130, for the following purposes:

1.	To elect four directors to the board of directors of the company, each for a term of one year and until their successors are elected and qualified;

2.	To consider a proposal to amend the company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 500,000,000;

3.

To consider a proposal to authorize up to a maximum of one-for-twenty-five (1:25) reverse stock split of the outstanding shares of the common stock of the company, the exact ratio to be determined by the company’s board of directors;

4.	To consider a proposal to approve the 2006 Equity Incentive Plan adopted by the company’s board of directors;

5.	To consider a proposal to ratify the prior grant of non-plan stock options to two executives of the company; and

6.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record of the company’s common stock and the Series C convertible preferred stock at the close of business on June 26, 2006, are entitled to notice of, and to vote at, the meeting and any adjournment or postponements thereof. A complete list of those stockholders will be open to examination by any stockholder of record for any purpose germane to the meeting during ordinary business hours at the company’s executive offices for a period of 10 days prior to the meeting.

The board of directors encourages you to mark, sign and date your proxy card and return it today in the enclosed postage prepaid envelope, whether or not you intend to be present at the annual meeting.

By Order of the Board of Directors

Richard P. Rainey
President and Secretary

Philadelphia, Pennsylvania

June 30, 2006

YOUR VOTE IS IMPORTANT.

Regardless of the number of shares you own, your vote is important.

If you do not attend the annual meeting to vote in person, your vote will not be counted unless a signed proxy representing your shares is presented at the meeting.

To ensure that your shares will be voted at the meeting, you should complete, date and sign the enclosed proxy card and return it promptly in the envelope provided whether or not you plan to attend the meeting.

AVAX TECHNOLOGIES, INC.

2000 Hamilton Street, Suite 204

Philadelphia, Pennsylvania 19130

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, August 1, 2006

SOLICITATION AND REVOCABILITY OF PROXIES

This proxy statement and the enclosed form of proxy are furnished to the stockholders of AVAX Technologies, Inc., a Delaware corporation, in connection with solicitation of proxies by the company for use at the company’s annual meeting of stockholders and any adjournment or postponements thereof. The company’s annual meeting will be held at the company’s principal executive offices, 2000 Hamilton Street, Suite 204, Philadelphia, Pennsylvania 19130, at 10:00 a.m., local time, on Tuesday, August 1, 2006. The mailing of this proxy statement, the proxy card, the notice of annual meeting and the accompanying 2006 annual report to stockholders is expected to begin on June 30, 2006. All costs of solicitation will be borne by the company.

You are requested to vote your shares by completing, signing and dating the proxy card and returning it promptly in the envelope provided. Your proxy may be revoked by written notice of revocation delivered to the secretary of the company, by executing and delivering a later dated proxy or by voting in person at the annual meeting. Attendance at the annual meeting will not constitute a revocation of your proxy unless you vote in person at the annual meeting or deliver an executed and later dated proxy. Proxies duly executed and received in time for the annual meeting will be voted in accordance with the stockholders’ instructions. If no instructions are given, proxies will be voted as follows:

1.	To elect Edson D. de Castro, Andrew W. Dahl, Sc.D., John K.A. Prendergast, Ph.D. and Carl Spana, Ph.D. as directors, each for a term of one year and until their successors are elected and qualified;

2.	To consider a proposal to amend the company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 500,000,000;

3.

To consider a proposal to authorize up to a maximum of one-for-twenty-five (1:25) reverse stock split of the outstanding shares of the common stock of the company, the exact ratio to be determined by the company’s board of directors;

4.	To consider a proposal to approve the 2006 Equity Incentive Plan adopted by the company’s board of directors;

5.	To consider a proposal to ratify the prior grant of non-plan stock options to two executives of the company; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

Only holders of shares of the company’s common stock, par value $.004 per share, and the company’s Series C convertible preferred stock, $.01 per share, of record as of June 26, 2006, will be entitled to vote at the annual meeting and any adjournments or postponements thereof. As of June 26, 2006, 61,414,998 shares of common stock and 36,750 shares of Series C preferred stock were issued and outstanding. Each share of common stock outstanding as of the record date will be entitled to one vote and each share of Series C preferred stock will be entitled to 30.7692 votes. The holders of the common stock and the Series C preferred stock will vote together as one class on all matters to be considered at the annual meeting. As of the record date, the 36,750 shares of Series C preferred stock are entitled to 1,130,755 votes in the aggregate on all matters to be voted on at the meeting.

The presence, in person or by proxy, of the holders of a majority of the votes of the shares of stock of the company issued and outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. The affirmative vote of a plurality of the shares of common stock (including the shares of common stock into which the Series C preferred stock is convertible) present or represented at the annual meeting is required to elect the directors. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the annual meeting. The affirmative vote of a majority of the outstanding shares of common stock (including the shares of common stock into which the Series C preferred stock is convertible) is required to approve the proposed amendment to the Certificate of Incorporation of the company. Abstentions and broker non-votes have the effect of a negative vote on the proposal to amend the Certificate of Incorporation. The affirmative vote of a majority of the shares of common stock (including the shares of common stock into which the Series C preferred stock is convertible) present and voting on each of the proposals relating to the proposed reverse stock split authorization, the approval of the 2006 Equity Incentive Plan, and the ratification of the prior grant of non-plan stock options to two executives is required to approve each of those proposals. Abstentions on any of those proposals have the effect of a negative vote on that proposal, but broker non-votes are not counted for purposes of each of those proposals.

ELECTION OF DIRECTORS

At the annual meeting, the stockholders will elect four directors to hold office for one-year terms until the company’s 2007 annual meeting of stockholders and until their successors are duly elected and qualified. It is intended that the names of the nominees listed below will be placed in nomination at the annual meeting to serve as directors and that the persons named in the proxy will vote for their election. All nominees listed below are currently members of the board of directors. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee becomes unavailable to serve as a director for any reason, the shares represented by the proxies will be voted for the person, if any, designated by the board of directors. The board of directors has no reason to believe that any nominee will be unavailable to serve.

The nominees for director of the company, as well as certain information about them, are as follows:

Name	Age	Position
John K.A. Prendergast, Ph.D.	51	Chairman of the board and Director
Edson D. de Castro	67	Director
Andrew W. Dahl. Sc.D.	62	Director
Carl Spana, Ph.D.	42	Director

John K.A. Prendergast, Ph.D., has been a director of the company since July 1996. Dr. Prendergast has served as President and principal of Summercloud Bay, Inc., a biotechnology-consulting firm, since 1993. He is a co-founder or a member of the board of Avigen, Inc. and Palatin Technologies, Inc. From October 1991 through December 1996, Dr. Prendergast was a managing director of The Castle Group Ltd. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a C.S.S. in administration and management from Harvard University. In November 2003, Dr. Prendergast was named chairman of the board of the company.

Edson D. de Castro has been a director of the company since October 1993. Since 1990, Mr. de Castro has been consulting for companies and participating as a member of certain boards of directors. Mr. de Castro was one of five co-founders of Data General company in 1968 for which, from 1968 to 1989, he served as its president and chief executive officer, and from 1989 to 1990, he served as its chairman of the board of directors. From 1995 to 1997, Mr. de Castro was the chief executive officer and chairman of the board of directors of Xenometrix, Inc. Mr. de Castro was a founder and executive committee member of the Massachusetts High Tech Council. Mr. de Castro is a trustee of Boston University. Mr. de Castro received his B.S. in electrical engineering from the University of Lowell in 1960.

Andrew W. Dahl, Sc.D., has been a director of the company since September 1999. Since March 2005, Dr. Dahl has served as the vice president of consumer driven health and human resources of Alegent Health, a nonprofit, multi-hospital and health system headquartered in Omaha, Nebraska. He served as president and CEO of Evolution Benefits, a division of Evolution Health, LLC, from July 2000 through February 2005. From July 1994 through December 1999, Dr. Dahl served as the president and chief executive officer of HealthNet, Inc. From July 1990 through March 1994, Dr. Dahl served as president and chief executive officer of IVF America, Inc. (now known as IntegraMed America), where he was instrumental in taking the corporation public. Dr. Dahl also served as executive vice president and chief operating officer of St. John Health and Hospital company in Detroit, a university-affiliated medical center, and was vice president for development of the Hospital company of America, Management company. Dr. Dahl received his Sc.D. from The Johns Hopkins University and a M.P.A. from Cornell University. Dr. Dahl is also a fellow in the American College of Health Care Executives.

Carl Spana, Ph.D., has been a director of the company since September 1995 and was the company’s interim president from August 1995 to June 15, 1996. Dr. Spana is a co-founder of Palatin Technologies, Inc. and has been its president and chief executive officer since June 2000. He has been a director of Palatin since June 1996 and has been a director of RhoMed Incorporated since July 1995. Dr. Spana has served Palatin in other executive capacities prior to June 2000. Dr. Spana was vice president of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical merchant banking firm, and of The Castle Group Ltd., a medical venture capital firm. Through his work at Paramount Capital Investments and Castle Group, Dr. Spana co-founded and acquired several private biotechnology firms. From July 1991 to June 1993, Dr. Spana was a research associate at Bristol-Myers Squibb, a publicly traded pharmaceutical company, where he was involved in scientific research in the field of immunology. Dr. Spana received his Ph.D. in molecular biology from The Johns Hopkins University and his B.S. in biochemistry from Rutgers University.

The board of directors recommends that stockholders vote FOR the election of the nominees for director named above.

OTHER BOARD INFORMATION

Board and Committee Meetings

During 2005, the board of directors met five times. The board of directors has established an audit committee and a compensation committee. The independent members of the board of directors oversee the enforcement of the company’s procedures regarding nominations and corporate governance.

The following table provides membership and meeting information for each of the board committees:

	Audit Committee	Compensation Committee
John K.A. Prendergast, Ph.D.
Edson D. de Castro	X(1),(2)	X
Andrew W. Dahl, Sc.D.	X	X(1)
Carl Spana, Ph.D.	X(2)	X
# of Meetings in 2005	7	1

_______________

(1) Committee chairman

(2) Audit committee financial expert

Compensation of Directors

In 2005, the company paid its non-employee directors a fee of $4,000 per meeting for board meetings attended in person, $1,000 per meeting for committee meetings attended in person and $500 per meeting for telephonic board and committee meetings.

It is the current policy of the board of directors to grant each non-employee director an option to purchase 50,000 shares of common stock upon joining the board, and 30,000 shares of common stock on an annual basis in consideration of his or her continued service on the board. In accordance with this policy and the terms of the company’s 2001 Stock Option Plan, on January 31, 2006, Mr. de Castro, Dr. Dahl and Dr. Spana were each granted an option to purchase 30,000 shares of common stock, at an option exercise price of $0.26 per share. The options vest one year from the date of grant.

Effective as of January 1, 2006, the company’s non-employee directors receive the following fees for board and committee participation:

In-person Board Meeting Fee	$5,000
Telephonic Board Meeting Fee	750/hour to a maximum of 2,000
In-person Committee Meeting Fee	1,000
Telephonic Committee Meeting Fee	750
Audit Committee Chairman Annual Retainer	6,000
Compensation Committee Chairman Annual Retainer	3,000

See “Executive Compensation” below for a description of certain compensation paid to Dr. Prendergast in 2003, 2004 and 2005 for additional services provided by Dr. Prendergast at the request of the company’s board of directors and stock options awarded to Dr. Prendergast and Dr. Spana. The foregoing director compensation effective as of January 1, 2006, is not being paid to Dr. Prendergast so long as Dr. Prendergast is compensated for additional services provided to the company as its chairman of the board.

Audit Committee

The audit committee of the board of directors is responsible for overseeing the company’s financial reporting practices and internal controls. The audit committee acts under a written charter that was adopted by the board of directors on May 22, 2000. A copy of the audit committee’s charter was attached as Exhibit A to the company’s 2005 proxy statement. The board of directors has determined that each of the members of the audit committee is independent within the meaning of Nasdaq Rules 4200(a)(15) and 4350(d), which are the independence tests utilized by the board even though the company’s common stock is no longer listed on Nasdaq. The company’s board has also determined that Mr. de Castro and Dr. Spana qualify as “audit committee financial experts” as defined by the rules of the Securities and Exchange Commission. The audit committee was established in accordance with all applicable rules of the SEC.

Audit and Other Service Fees

On March 14, 2005, the company’s audit committee engaged Briggs, Bunting & Dougherty, LLP of Philadelphia, Pennsylvania to act as the company’s independent registered public accounting firm to audit the company’s financial statements for the fiscal year ended December 31, 2004. The audit committee also engaged Briggs, Bunting & Dougherty, LLP as independent registered public accounting firm for the company for 2005 and 2006. A representative of Briggs, Bunting & Dougherty, LLP will be present at the annual meeting with the opportunity to make a statement if he or she desires and will be available to respond to questions.

On September 23, 2004, the company received a letter from Ernst & Young LLP dated September 22, 2004, informing the company that Ernst & Young would resign as the company’s independent registered public accounting firm effective upon the completion of the quarterly review of the company’s quarter ending September 30, 2004. The reports of Ernst & Young on the company’s financial statements for the two fiscal years ended December 31, 2003, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports were modified as to an uncertainty regarding the company’s ability to continue as a going concern.

In connection with its audits for the fiscal years ended December 31, 2003 and 2002, and through the completion of Ernst & Young’s quarterly review of the company’s quarter ended September 30, 2004, there were no disagreements, whether or not resolved, with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference thereto in their reports on the financial statements for such years.

The following table sets forth the aggregate fees billed to the company for fiscal years ended December 31, 2005, by its current principal accounting firm, Briggs, Bunting & Dougherty, LLP, and 2004 by the company’s former principal accounting firm, Ernst & Young LLP:

	2005	2004

Audit fees (1)	$58,042	$111,550
Audit-related fees	0	0
Tax fees	0	0
All other fees	0	0
Total	$58,042	$111,550
_______________
(1)

Consists of services rendered for the audit of the company’s annual financial statements, review of financial statements included in quarterly reports on Form 10-QSB, and services rendered in connection with the company’s registration statements.

In April 2004, the audit committee adopted a pre-approval policy under which audit and non-audit services to be rendered by the company’s independent public accountants are pre-approved by the audit committee. Pursuant to the pre-approval policy, the audit committee pre-approves audit and non-audit services to be provided by the independent auditors, at specified dollar levels, which dollar levels are reviewed by the committee periodically, and no less often than annually. Additionally, the audit committee may provide explicit prior approval of specific engagements not within the scope of a previous pre-approval resolution. The services performed by the company’s independent auditor in 2005 were all audit-related and pre-approved by the audit committee. The pre-approval policy also specifies certain services (consistent with the SEC rules and regulations) that may not be provided by the company’s independent auditors in any circumstance.

Audit Committee Report

In connection with the consolidated financial statements for the fiscal year ended December 31, 2005, the audit committee has:

•	reviewed and discussed the audited financial statements with management and with representatives of Briggs, Bunting & Dougherty, LLP, independent registered public accounting firm;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement On Auditing Standards No. 61 (Communications with Audit Committees); and

•

received from the independent registered public accounting firm the written disclosures and letter regarding Briggs, Bunting & Dougherty, LLP’s independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed the independence of Briggs, Bunting & Dougherty, LLP with representatives of the independent registered public accounting firm.

Based on these actions, the audit committee approved inclusion of the company’s audited financial statements in its annual report on Form 10-KSB for the year ended December 31, 2005, for filing with the SEC.

Edson D. de Castro, Chairman

Andrew W. Dahl, Sc.D.

Carl Spana, Ph.D.

Audit committee of the board of directors

Compensation Committee

The compensation committee is responsible for overseeing and evaluating the compensation of the executive officers, including the chief executive officer, of the company and its subsidiaries, and their performance relative to compensation, in order to assure that they are compensated in a manner consistent with the stated compensation strategy of the company, internal equity considerations, competitive practices and the requirements of applicable regulatory bodies. In addition, the committee evaluates and makes recommendations regarding the compensation of non-employee directors, including their compensation for service on board committees and the terms and awards of any stock compensation.

The compensation committee periodically evaluates the company’s annual incentive plans, equity-related plans and certain employee benefit programs. The compensation committee administers the company’s stock option plans and determines (i) the times when options will be granted, (ii) the number of shares of common stock of the company subject to each option granted to the non-employee directors, officers and other employees of the company, and (iii) the option exercise price for each option granted under the plans. The compensation committee exercises all other rights granted to the board of directors under the company’s stock option plans.

Nominating Procedures

On June 14, 2005, the company adopted procedures regarding nominations and corporate governance. A copy of the company’s nominating procedures was attached as Exhibit B to the company’s 2005 proxy statement. Directors of the company meeting the independence standards set forth in Nasdaq Rule 4200(a)(15) are charged with enforcement of the policy.

The independent directors evaluate and select nominees to the board based on their ability to fulfill the duties of care and loyalty to the company’s stockholders. To be considered for nomination to the board of directors, an individual should:

•	be of the highest character and integrity and have an inquiring mind, the willingness to ask hard questions and the ability to work with others;
•	be free of any conflict of interest that would violate applicable laws or regulations or otherwise interfere with the individual’s ability to perform properly his or her duties as a director;
•	be willing to devote sufficient time to the company’s affairs and diligently fulfill his responsibilities as a director;
•	have substantial experience in the one or more areas of business, education or government service that will provide value to the overall board of directors; and
•	have the capacity and desire to represent the best interests of the stockholders as a whole.

The four nominees for election at the 2006 annual meeting of stockholders were nominated pursuant to these nominating procedures. All nominees are already serving as directors of the company.

The board of directors will consider nominees recommended by stockholders for the 2007 annual meeting of stockholders, provided that the name of each nominee is submitted in writing, no later than January 1, 2007, to the corporate secretary or the nominating committee, AVAX Technologies, Inc., 2000 Hamilton Street, Suite 204, Philadelphia, Pennsylvania 19130. Each submission must include a statement of the qualifications of the nominee, the consent of the nominee evidencing a willingness to serve as a director if elected, and a commitment by the nominee to meet personally with the board of directors.

Other than the submission requirements set forth above, there are no differences in the way the non-employee directors evaluate their own nominees for director and the way they evaluate a nominee recommended by a stockholder.

NAMED OFFICERS

The named officers of the company, as well as certain information about them, are as follows:

Name	Age	Position
John K.A. Prendergast, Ph.D.*	51	Chairman of the board and Director
Richard P. Rainey	39	President and Corporate Secretary
David Berd, MD	60	Chief Medical Officer
Andrés Crespo	49	General Manager, Genopoeitic Subsidiary
Henry E. Schea III	52	Director of Quality Systems
_______________
* Information is provided above under the heading “Election of Directors” for John K.A. Prendergast, Ph.D.

Richard P. Rainey, C.P.A., has been the president and secretary of the company since December 2002, vice president for finance and administration since March 28, 2001, and previously served as controller of the company since September 1998. Prior to joining the company, Mr. Rainey was a partner with Rainey & Rainey, a certified public accounting firm that he founded in 1993. During that period, Rainey & Rainey provided accounting and consulting services to corporations with an emphasis in health care. From 1988 to 1993, Mr. Rainey was an associate with Ernst & Young, LLP specializing in auditing and consulting. Mr. Rainey received his B.S. in Accounting from Pennsylvania State University in 1988.

David Berd, M.D., joined the company as chief medical officer in November 2004. He has been Professor of Medicine at Thomas Jefferson University since 1984. Dr. Berd is the inventor of the AC-Vaccine technology, and conducted all the clinical trials of the vaccine completed to date. He is the author of numerous published papers on the basic science and clinical testing of the vaccine. Dr. Berd is a board-certified medical oncologist, and received training at the University of Pennsylvania and Yale University School of Medicine.

Andrés Crespo joined the company as general manager of its Genopoietic subsidiary when it was acquired by the company in 2000. Prior to joining Genopoietic, Dr. Crespo was in charge of biopharmaceutical production for Rhône-Poulenc and later Rhône-Poulenc’s Gencell division, where he was responsible for organizing the coordination of the various Rhône-Poulenc laboratories specializing in gene therapy. Dr. Crespo was also in charge of the GMP production of gene therapy vectors while at Rhône-Poulenc. Dr. Crespo received his M.Sc. and Ph.D. from the University of Toulouse in Pharmaceutical Sciences.

Henry E. Schea III has been the Director of Quality Systems for AVAX since May 2002. Mr. Schea has over 20 years experience in research, product development, GMP manufacturing and quality control and assurance, with a focus in cell and gene therapies. From 1981 to 1991, Mr. Schea served in various manufacturing and quality control positions at Amgen. From 1991 through 2001, Mr. Schea developed quality systems for new biotech firms including Gene Medicine and Chimeric Therapies. Mr. Schea received his B.S. in Microbial Genetics from the University of Massachusetts in 1976.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth, as of June 1, 2006, certain information regarding the beneficial ownership of the common stock (i) by each person known by the company to be the beneficial owner of more than five percent of the outstanding shares of the common stock, (ii) by each of the company’s named officers (as defined herein) and directors and (iii) by all the company’s executive officers and directors as a group.

Name and Address of Beneficial Owner	Title of Stock	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned (1)
Named Officers and Directors (2)
Richard P. Rainey, C.P.A. (3)	Common Stock	1,192,979	1.88%
Edson D. de Castro (4)	Common Stock	73,101	*
Andrew W. Dahl, Sc.D. (5)	Common Stock	77,222	*
John K.A. Prendergast, Ph.D. (6)	Common Stock	677,149	1.08
Carl Spana, Ph.D. (7)	Common Stock	219,268	*
David Berd, MD(8)	Common Stock	379,121	*
Andres Crespo (9)	Common Stock	148,438	*
All executive officers and directors as a group (5 persons) (10)	Common Stock	2,239,719	3.54
5% Stockholders
Rock Castle Ventures, L.P.(11) c/o Eric Sato 23822 W. Valencia Boulevard Suite 202 Valencia, CA 91355	Common Stock	5,452,630	8.36
Park Place Columbia LTD(12) Chancery Hall, 52 Reid Street Hamilton HM 12 Bermuda	Common Stock	5,405,616	8.37
Aqua RIMCO LTD(13) 1-5-8 Nishi-Shimbashi Minato-Ku Tokyo, Japan 105-0003	Common Stock	9,558,937	14.76
Firebird Global Master Fund, Ltd. (14) c/o Citco Fund Services (Cayman Islands) Limited Regatta Office Park, West Bay Road P.O. Box 31106 SMB Grand Cayman, Cayman Islands Attention: James Passin, Director	Common Stock	3,466,667	5.47
Yoshinori Shirono(15) Ebisu Prime Square, 1-1-39 Hiroo Shibuya-ku, Tokyo 150-0012 Japan	Common Stock	9,558,823	14.76
CS Equity Fund (Lux) Global Biotech(16) c/o Brown Brothers Harriman P.O. Box 1536 Pine Street Station New York, New York 10258	Common Stock	7,681,666	11.94

_______________

*Represents less than 1%.

(1)

The percentage of common stock beneficially owned is determined by adding the number of shares of common stock outstanding, 61,414,998 as of June 1, 2006, to the number of shares issuable upon conversion of the Series C preferred stock, 1,130,755 as of June 1, 2006, plus, for each beneficial owner or group, any shares of common stock that owner or group has the right to acquire within 60 days after June 1, 2006, pursuant to the exercise of options or warrants.

(2)	The address of the named individuals is c/o AVAX Technologies, Inc., 2000 Hamilton Street, Suite 204, Philadelphia, Pennsylvania 19130.
(3)

Includes 414,875 shares of common stock that Mr. Rainey may acquire within 60 days upon exercise of options held by Mr. Rainey and also includes 393,504 shares and 384,600 warrants owned by a partnership in which Mr. Rainey holds a 50% interest.

(4)	Represents shares of common stock that Mr. de Castro may acquire within 60 days upon the exercise of options held by Mr. de Castro.
(5)	Represents shares of common stock that Dr. Dahl may acquire within 60 days upon the exercise of options held by Dr. Dahl.
(6)

Includes 223,101 shares of common stock that Dr. Prendergast may acquire within 60 days upon exercise of options held by Dr. Prendergast and also includes 261,748 shares and 192,300 warrants owned by Dr. Prendergast.

(7)	Includes 154,351 shares of common stock that Dr. Spana may acquire within 60 days upon the exercise of options held by Dr. Spana.
(8)	Includes 150,000 shares of common stock that Dr. Berd may acquire within 60 days upon the exercise of options held by Dr. Berd.
(9)	Represents shares of common stock that Dr. Crespo may acquire within 60 days of the exercise of options held by Dr. Crespo.
(10)	Consists only of directors and Richard P. Rainey, the sole executive officer of the company as of the date of this proxy statement.
(11)	Includes 2,692,200 warrants to purchase common stock owned by Rock Castle Ventures, L.P.
(12)	Includes 2,067,600 warrants to purchase common stock owned by Park Place Columbia LTD.
(13)	Includes 2,205,908 warrants to purchase common stock owned by Aqua RIMCO LTD.
(14)	Includes 800,000 warrants to purchase common stock owned by Firebird Global Master Fund, Ltd.
(15)	Includes 2,205,882 warrants to purchase common stock owned by Yoshinori Shirono.
(16)	Includes 1,805,000 warrants to purchase common stock owned by CS Equity Fund (Lux) Global Biotech.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company’s directors, executive officers and holders of more than 10% of the company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. The reporting persons are required by regulations of the SEC to furnish the company with copies of all such filings. Specific due dates for these reports have been established and the company is required to identify those persons who failed to timely file these reports. Based on its review of the copies of filings received by it with respect to the fiscal year ended December 31, 2005, and representations from certain reporting persons, the company believes that all reporting persons complied with the Section 16(a) filing requirements in the year ended December 31, 2005, other than Form 4’s for the option grants to Mr. Rainey and Dr. Prendergast on June 7, 2005, which were not filed in 2005 due to an administrative oversight. The Form 4’s for those option grants were filed in 2006.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the compensation earned by the persons serving as the company’s chairman of the board, its chief executive officer and the other named key employees (who were the only other employees of the company who made in excess of $100,000 in 2005) (the “named officers”) for the last three fiscal years. The company has no long-term incentive plans.

The company’s chairman of the board, Dr. John Prendergast, is not an employee of the company. Dr. Prendergast has served as a director of the company since 1996. Due to the dramatic reduction in the executive staff of the company in 2002, Dr. Prendergast, at the request of the board of directors, has assisted management in certain strategic initiatives and related matters. Because Dr. Prendergast’s compensation has for several years significantly exceeded the customary fees for outside directors due to these services, the board no longer views Dr. Prendergast as an independent director. All extraordinary consulting fees paid to Dr. Prendergast have been approved by the other members of the board, all of whom are independent within the meaning of Nasdaq Rule 4200(a)(15), which is the independence test utilized by the board even though the company’s common stock is no longer listed on Nasdaq. Effective December 1, 2003, the board approved monthly compensation to Dr. Prendergast of $10,500, plus reimbursement of out-of-pocket expenses for consulting services provided by Dr. Prendergast to the company, which consist of not less than five days of service per calendar month.

Neither Andrés Crespo nor Dr. David Berd served as an officer of the company in 2003, 2004 or 2005. They are included in the following tables because they were key employees of the company who made in excess of $100,000.

Summary Compensation Table

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Shares of common stock Underlying Options/SARs (#)	All Other Compensation ($)

John K.A. Prendergast, Ph.D. – Chairman of the board (1)	2005 2004 2003	– – –	$ 50,000 – –	275,000 190,000 –	$ 126,000 126,000 120,625

Richard P. Rainey, C.P.A. – President and Corporate Secretary (2)	2005 2004 2003	$ 238,750 195,000 182,521	75,000 – 150,000	500,000 250,000 –	– – –

Andrés Crespo – General Manager, Genopoeitic (3)	2005 2004 2003	186,697 178,758 162,621	50,000 – –	200,000 175,000 –	– – –

Dr. David Berd – Chief Medical Officer (4)	2005 2004	203,333 30,000	30,000 –	250,000 200,000	– –

_______________

(1)

The other compensation shown for Dr. Prendergast consisted of $4,000 in customary directors’ fees paid in 2003 and $116,625, $126,000 and $126,000 of additional compensation paid for the additional services rendered by Dr. Prendergast as a non-employee director of the company for the years 2003, 2004 and 2005, respectively.

(2)

In February 2003, the company paid Mr. Rainey a $150,000 retention bonus to induce Mr. Rainey to remain in employment with the company in view of its then current financial circumstances and prospects. In exchange for this payment, Mr. Rainey agreed to remain an employee of the company for at least the next 12 months in accordance with the terms and conditions of his Employment Agreement, as amended. At that time, the company and Mr. Rainey entered into a letter agreement amending his employment agreement with the company.

(3)	Compensation is paid in Euro’s, and is shown in US$ at the rate of 1.1316, 1.2439 and 1.2447 U.S.$ to one European Euro for 2003, 2004 and 2005, respectively.
(4)	Dr. Berd’s employment commenced November 1, 2004, and his agreement provides for a minimum annual base salary of $180,000.

Option/SARs Grants in the Last Fiscal Year

Name and Principal Position	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
John K.A. Prendergast, Ph.D. – Chairman of the board	275,000	17%	$0.27	6/7/12
Richard P. Rainey, C.P.A. – President and Corporate Secretary	500,000	30	0.27	6/7/12
Andrés Crespo – General Manager, Genopoeitic	200,000	12	0.27	6/7/12
Dr. David Berd – Chief Medical Officer	250,000	15	0.27	6/7/12

During 2005, 1,648,250 options were granted to employees and directors of the company. The company has not granted any stock appreciation rights. Effective June 7, 2005, the company granted 873,250 options to employees pursuant to the 2001 Stock Option Plan, including incentive stock option grants of 250,000 shares to Dr. Berd and 200,000 shares to Dr. Crespo at an option exercise price of $0.27 per share. Also on June 7, 2005, the company granted non-plan stock options of 500,000 shares to Mr. Rainey and 275,000 shares to Dr. Prendergast at an option exercise price of $0.27 per share. All options vest quarterly over a four-year period of continuing service as an employee or director of the company, as applicable.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

		Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-The-Money Options at December 31, 2005 (1)
Name	Shares Acquired on Exercise (#)	Exercisable	Unexercisable	Exercisable	Unexercisable
John K.A. Prendergast, Ph.D.	-0-	199,351	363,750	$7,459	$14,491
Richard P. Rainey, C.P.A.	-0-	375,625	609,375	9,766	21,484
Andrés Crespo	-0-	101,563	273,438	6,125	7,875
David Berd	-0-	93,750	356,250	6,250	13,750

_______________

(1)

Value is based on the difference between the option exercise price and $0.25, the market value of the common stock on December 31, 2005 (based upon the average closing bid and asked prices on the OTC Bulletin Board), multiplied by the number of shares of common stock issuable upon exercise of the options.

Employment Agreements

Richard P. Rainey. On February 14, 2005, the company executed a new employment agreement with Richard P. Rainey, which supersedes all prior employment agreements and letters with Mr. Rainey. The new employment agreement is effective as of April 1, 2004, which is the date that his prior employment agreement expired. Pursuant to the terms of the employment agreement, Mr. Rainey continues to serve as president of the company. The initial term of the employment agreement expires March 31, 2007.

Under the terms of the employment agreement, Mr. Rainey receives a current annual base salary of $275,000 and is entitled to receive a discretionary annual incentive bonus targeted to be 30% of his base salary. In 2005, under the new employment agreement, the company granted Mr. Rainey an option to purchase 250,000 shares of common stock under the company’s 2001 Stock Option Plan at an exercise price of $0.125 per share. All such options vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years from their grant date. Mr. Rainey is also entitled to additional stock options at the sole discretion of the company’s board of directors.

The employment agreement provides that Mr. Rainey is to receive a lump sum payment equal to two times his base salary upon termination of his employment following a change in control, as defined in the employment agreement. Upon termination for any reason other than, (i) following a change of control, (ii) due to Mr. Rainey’s death or to his disability, (iii) by the company for “just cause,” or (iv) by Mr. Rainey for “good reason,” then the company is required to pay Mr. Rainey, as his sole damages for his termination, a lump sum payment equal to his annual base salary. Such amount will not be set-off against amounts earned from alternative employment. In addition, any stock options granted to Mr. Rainey will thereupon become immediately vested. If, at any time prior to March 31, 2007, (i) Mr. Rainey’s employment is terminated by the company with “just cause,” (ii) Mr. Rainey terminates his employment for “good reason,” or (iii) Mr. Rainey’s employment is terminated due to death or disability, the company is required to pay Mr. Rainey, or his estate, his base salary accrued but unpaid as of the date of termination.

The employment agreement also contains a two-year covenant not to compete (assuming Mr. Rainey is dismissed for cause), a three-year covenant not to disclose confidential information and an 18-month non-solicitation agreement.

Dr. David Berd. Effective November 1, 2004, the company entered into an employment letter with Dr. David Berd, under which Dr. Berd was named the company’s chief medical officer. Dr. Berd is the inventor of the AC vaccine technology that the company licenses from Thomas Jefferson University (TJU). Dr. Berd has worked closely with the company as a tenured professor at TJU and a consultant to the company during the 10-year period in which the company has had the AC vaccine in development. Dr. Berd’s initial employment term with the company was for six months, running through April 30, 2005, which has been extended by contract to October 31, 2005. Dr. Berd continues to be employed by the company on terms equivalent to those in the employment letter.

Dr. Berd receives a current annual base salary of $200,000 per year, payable pro rata for any partial calendar year for which the company employs Dr. Berd. Pursuant to this employment letter, Dr. Berd was granted an option under the company’s 2001 Stock Option Plan to purchase 200,000 shares of common stock exercisable for seven years at an exercise price equal to $0.22 per share, which was the market value of the common stock as of the effective date of the employment letter. The option vested at the rate of 25% per quarter and became fully vested on November 1, 2005, the first anniversary of the effective date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 4, 2003, the company completed a bridge financing in the aggregate principal amount of $950,000 in a private offering with various institutional and individual investors in reliance upon the exemption from registration in Section 4(2) of the Securities Act of 1933. The company issued $950,000 aggregate principal amount of the company’s 5% Convertible Notes due May 17, 2004, and warrants to purchase an aggregate of 7,115,300 shares of common stock at an exercise price of $0.143 per share. The notes automatically converted on May 21, 2004, in connection with the company’s $3,050,000 private placement of the company’s common stock, into 7.692 shares of common stock of the company for each $1.00 of unpaid principal and interest on the notes on the conversion date (a ratio of $0.13 per share).

A partnership in which Mr. Rainey, the company’s president, is a 50% partner and Mr. Rainey’s brother is the other 50% partner, purchased $50,000 principal amount of the convertible notes and associated warrants. Dr. Prendergast, the company’s chairman, purchased $25,000 principal amount of the convertible notes and associated warrants. The board of directors approved the participation of both Mr. Rainey and Dr. Prendergast in the bridge financing.

PROPOSAL TO INCREASE THE NUMBER

OF AUTHORIZED SHARES OF COMMON STOCK

The company is currently authorized to issue 150,000,000 shares of common stock, par value $.004 per share. The company’s board of directors recommends that the company’s stockholders approve an amendment (the “Share Amendment”) to the company’s Certificate of Incorporation that would increase the authorized shares of the company’s common stock from 150,000,000 shares to 500,000,000 shares. If the Share Amendment is approved by the company’s stockholders, ARTICLE FOURTH of the company’s Certificate of Incorporation, as amended, will read as follows:

FOURTH: (A) (1) The aggregate number of shares which the company shall have authority to issue is Five Hundred Five Million (505,000,000), of which Five Million (5,000,000) shares, having a par value of $.01 per share, shall be designated “Preferred Stock” and Five Hundred Million (500,000,000) shares, having a par value of $.004 per share, shall be designated “Common Stock.”

The company proposes to increase the number of authorized shares of its common stock to 500,000,000 shares to provide additional shares for the purpose of raising additional capital. As discussed in the company’s Annual Report on Form 10-KSB included with this Proxy Statement, the company needs to raise additional capital immediately in order to continue its operations. The company contemplates that if the Share Amendment proposal is passed at the Annual Meeting, the company will as soon thereafter as practicable issue additional shares of common stock, or securities convertible into shares of common stock, to a limited number of institutional investors, in order to raise additional capital for the company. If the company does not raise additional capital in the very near future, it will be required to dramatically reduce its current plan of operation, including development activities and clinical trials relating to its AC Vaccine technology, and it may not be able to continue as a going concern to the end of calendar year 2006. Accordingly, it is imperative that the company have the ability to issue additional shares of common stock (or securities convertible into shares of common stock) to raise additional capital for the company. At this time, the company has no current understandings or agreements relating to the issuance of the proposed additional authorized shares, other than an engagement letter with a placement agent.

Based upon the number of shares of common stock and options and warrants exercisable for common stock that are currently outstanding, the company does not have available enough authorized but unissued (or reserved for issuance) shares of common stock to enable it to raise adequate funds to continue its operations. The following table sets forth as of June 1, 2006, the shares of authorized common stock that have been issued by the company and are outstanding or have been reserved for issuance upon the conversion or exercise of outstanding securities:

Authorized shares of common stock	150,000,000
Outstanding shares of common stock	61,414,998
Reserved for issuance:
Upon conversion of Series C preferred	1,130,755
Upon exercise of non-plan stock options	936,786
Reserved under stock option plans	3,564,283
Upon exercise of warrants(1)	21,875,727
Total outstanding or reserved for issuance	88,922,549
Available for future issuance	61,077,451

_______________

(1)

Consists of 125,000 warrants exercisable at $8.24 per share; 654,437 warrants exercisable at $4.22 per share; 3,801,515 warrants exercisable at $0.47 per share; and 3,801,515 warrants exercisable at $0.41 per share. All remaining warrants have an exercise price of $0.39 per share or below.

The company’s issuance of shares of common stock, including the additional shares that will be authorized if the proposed Share Amendment is adopted, would dilute the present equity ownership position of current holders of common stock and may be made without stockholder approval, unless otherwise required by applicable laws. Similarly, if the Share Amendment is passed, the company may, without stockholder approval, except as required by law, issue securities convertible into shares of common stock.

There can be no assurance that the company will be able to raise additional capital through the sale of common stock or securities convertible into common stock, or otherwise, even if the Share Amendment is approved. No offer to sell or solicitation of offers to purchase any common stock or other securities of the company is made by this Proxy Statement or proxy solicitation.

The board of directors believes that, as proposed, the approval of the Share Amendment is in the best interests of the stockholders of the company. Approval of this proposal requires a vote in favor of the Share Amendment by the holders of a majority of the company’s outstanding shares of common stock (including the shares of common stock into which the Series C preferred stock is convertible).

The board of directors recommends that stockholders vote FOR the proposal to amend the company’s Certificate of Incorporation to increase the company’s authorized shares of common stock.

PROPOSAL TO EFFECT A REVERSE STOCK SPLIT

The company is asking stockholders to approve a proposal to grant the board discretionary authority to effect a reverse stock split, as described below.

General

The board has unanimously approved and recommends that the stockholders approve a reverse split of all of the outstanding shares of common stock, with the ratio of the reverse split being not greater than one-for-twenty-five (1:25), the exact ratio to be determined by the board.

The company currently has 150,000,000 authorized shares of common stock and 5,000,000 shares of preferred stock. As of June 26, 2006, the Record Date for the Annual Meeting, 61,414,998 shares of common stock were outstanding and 36,750 shares of Series C preferred stock, which are convertible into 1,130,755 shares of common stock. If the Share Amendment is passed by the stockholders at the Annual Meeting, the authorized shares of common stock will be increased from 150,000,000 shares to 500,000,000 shares.

“Authorized” shares represent the number of shares of common stock that the company is permitted to issue under the company’s Restated Certificate of Incorporation, as amended. The company has not repurchased any shares of common stock that have previously been issued, which are referred to as “treasury shares.” The number of shares of common stock “outstanding” represents the number of shares of common stock that the company has actually issued from the pool of authorized shares of common stock. The reverse stock split, if implemented, would have the principal effect of reducing both the outstanding number of shares of common stock and the authorized number of shares of common stock by the ratio selected by the board. Except for adjustments that may result from the treatment of fractional shares as described below, the reverse split will not have any dilutive effect on the company’s stockholders since each stockholder would hold the same percentage of common stock outstanding immediately following the reverse split as such stockholder held immediately prior to the reverse split. The reverse split will not affect the relative voting and other rights that accompany the shares of common stock. In accordance with the terms of the Series C preferred stock, the number of shares of common stock into which each shares of Series C preferred stock is convertible will be automatically adjusted to give effect to the reverse split.

Principal Effects of the Reverse Stock Split

If approved and implemented, the principal effects of a reverse stock split would include the following:

•	Depending upon the ratio for the reverse stock split selected by the board, up to each 25 outstanding shares of the common stock will be combined into one new share of common stock;

•	The number of shares of common stock issued and outstanding will be reduced proportionately, based upon the ratio selected by the board;

•

The number of shares of common stock into which each outstanding share of Series C preferred stock is convertible will automatically be reduced proportionately, based on the ratio selected by the board;

•	The total number of shares of common stock the company is authorized to issue will be reduced proportionately, based upon the ratio selected by the board;

•

Appropriate adjustments will be made to stock options exercisable for shares of common stock granted under the company’s stock option plans to maintain the economic value of the awards, based upon the ratio selected by the board; and

•

The number of shares reserved for issuance under the company’s stock option plans will be reduced proportionately based upon the ratio selected by the board (and any other appropriate adjustments or modifications will be made under the plans).

The common stock resulting from a reverse stock split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the common stock under the Securities Exchange Act of 1934.

Reasons for the Reverse Split

The reverse split is primarily intended to increase the company’s per share stock price to enable the company to be listed on either the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market) or the American Stock Exchange and to increase the attractiveness of the common stock to prospective investors and the financial community. Currently, the common stock is traded on the Over-The-Counter (“OTC”) Electronic Bulletin Board or the “pink sheets” (under the symbol “AVXT”). The closing price for the common stock as reported on the OTC Electronic Bulletin Board during the period from January 1, 2005 to June 16, 2006 has ranged from a high of $0.48 to a low of $0.13. The closing price on June 16, 2006 was $0.15.

The requirements for an initial listing on the NASDAQ Capital Market are as follows:

•

either (a) stockholders’ equity of $5,000,000, (b) net income in the most recently completed fiscal year or in two of the last three years of $750,000, or (c) market capitalization of $50,000,000 for 90 consecutive trading days prior to applying for listing;

•	a public float of 1 million shares;

•	a market value of public float of $5,000,000;

•	a minimum bid price of $4.00 per share for 90 consecutive trading days prior to applying for listing;

•	at least three market makers;

•	at least 300 round lot stockholders; and

•	compliance with NASDAQ corporate governance rules.

The board believes that it is in the best interest of the company and its stockholders to approve the this reverse split proposal in order give the board the authority to implement a reverse split intended to increase the company’s bid price. The company expects to attempt to comply with the requirements for initial listing on either the NASDAQ Capital Market or the American Stock Exchange, but the company cannot assure its stockholders that it will qualify for such a listing after the reverse split or at any other time in the future.

In reaching its decision to seek and recommend a reverse stock split, the board considered, among many other factors, the consequences of being listed on the OTC Electronic Bulletin Board, including decreased liquidity and marketability of shares of the common stock. Investors often find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock on the OTC Electronic Bulletin Board. For the above reasons, the company believes that current and prospective investors will view an investment in the common stock more favorably if the shares are listed on the NASDAQ Capital Market or the American Stock Exchange than if the common stock trades on the OTC Electronic Bulletin Board.

The board believes that the reverse split and anticipated increase in the per share price of the common stock should also enhance the acceptability and marketability of the common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of the common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase the common stock.

Although the board believes that a reverse split may be in the best interests of the company and its stockholders, if implemented, the reverse split may result in some stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. In addition, a reverse split might make it more difficult for the company to meet other requirements for initial listing on the NASDAQ Capital Market relating to the minimum number of shares that must be in the public float and the minimum number of round lot holders.

The company cannot assure you that the reverse split will have any of the desired consequences described above.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the company’s common stock (the aggregate value of all the company’s common stock at the then market price) after the proposed reverse split will be equal to or greater than the total market capitalization before the proposed reverse split or that the per share market price of the company’s common stock following the reverse split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the company’s common stock after the reverse split will remain unchanged or increase in proportion to the reduction in the number of old shares of the company’s common stock outstanding before the reverse split. For example, based on the market price of the company’s common stock on June 16, 2006 of $0.15 per share, if the board decides to implement the reverse split and selects a reverse split ratio of one-for-twenty-five (1:25), there can be no assurance that the post-split market price of the company’s common stock would be $3.75 per share or greater. Accordingly, the total market capitalization of the company’s common stock after the proposed reverse split may be lower than the total market capitalization before the proposed reverse split and, in the future, the market price of the company’s common stock following the reverse split may not exceed or remain higher than the market price prior to the proposed reverse split.

If the reverse split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the company’s common stock may not improve.

While the board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the company’s common stock may not necessarily improve.

A decline in the market price of the company’s common stock after the reverse split may result in a greater percentage decline than would occur in the absence of a reverse split, and the liquidity of the company’s common stock could be adversely affected following such a reverse split.

If the reverse split is effected and the market price of the company’s common stock declines, the percentage decline may be greater than would occur in the absence of a reverse split. The market price of the company’s common stock will, however, also be based on the company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the reverse split could adversely affect the liquidity of the company’s common stock.

If the reverse split is effected, there is no assurance that the company will comply with the initial listing requirements of the NASDAQ Capital Market or the American Stock Exchange.

Determination of Reverse Split Ratio

In asking the stockholders to approve the reverse split, the board is also asking the stockholders to grant to the board the authority to set the ratio for the reverse split (provided it is not greater than 1:25) immediately prior to the consummation of the reverse split. Fluctuations in the market price of the company’s common stock prior to the time that the company could effect the reverse split require that the board have the flexibility to set the exact ratio of the reverse split (provided it is not greater than 1:25) immediately prior to the consummation of the reverse split in order to attempt to achieve the objectives of the reverse split. The board will set the ratio for the reverse split, delay or abandon the reverse split as it determines is advisable considering relevant market conditions from time to time. If the company is able to complete a significant placement of securities with one or more institutional investors in the foreseeable future, the company anticipates that it will consult with those institutional investors at the time of the private placement with respect to the appropriate reverse split ratio. The board believes that approval of this discretion, rather than approval of a specific ratio, provides the board with maximum flexibility to react to current market conditions and to the needs of prospective investors in the company, and to therefore act in the best interests of the company and its stockholders. In setting the ratio for the reverse split, the intention of the board is to increase the stock price to a price that will best accomplish the goals of the reverse split, as discussed above.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If stockholders approve the proposal and the board decides to implement a reverse stock split, the company will file with the Secretary of State of the State of Delaware a certificate of amendment to the company’s Certificate of Incorporation (as previously amended). A reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the certificate of amendment, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

Some of the company’s registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from the company’s transfer agent, UMB Bank, N.A. (the “Transfer Agent”), as soon as practicable after the effective date of the reverse split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares of the common stock (“Old Certificates”) to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of common stock as a result of the reverse split (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Transfer Agent. Consequently, you will need to surrender your Old Certificate(s) before you will be able to sell or transfer your stock.

Stockholders will then receive a New Certificate or certificates representing the number of whole shares of common stock into which their shares of common stock have been converted as a result of the reverse split (“New Common Stock”). Until surrendered, outstanding Old Certificates held by stockholders will be deemed to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates evidencing shares of New Common Stock.

If an Old Certificate has a restrictive legend on the back of the Old Certificate, a New Certificate evidencing shares of New Common Stock will be issued with the same restrictive legends, if any, that are on back of the Old Certificate(s).

All expenses of the exchange will be borne by the company.

Stockholders should not destroy any stock certificate(s). You should not send your Old Certificates to the Transfer Agent until you have received the letter of transmittal.

Effect on the Company’s Stock Options and Warrants

The number of shares reserved for issuance under the company’s 2000 Director’s Stock Option Plan and 2001 Stock Option Plan, and the number of shares reserved for issuance under the company’s 2006 Equity Incentive Plan if approved by the stockholders at the Annual Meeting, will be reduced proportionately based on the reverse split ratio selected by the board. In addition, the number of shares issuable upon the exercise of options outstanding under any of those plans will be decreased and the exercise price for such options will be increased based on the reverse split ratio selected by the board and according to the requirements of the Code. In connection with the reverse split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded up to the nearest whole share.

The number of shares of common stock issuable upon the exercise of the company’s outstanding warrants will be proportionately decreased and the exercise price for such warrants will be proportionately increased, in each case based on the reverse split ratio selected by the board.

Fractional Shares

No fractional certificates will be issued in connection with a reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the stock split ratio chosen by the board, will be entitled, upon surrender of any certificate(s) representing such shares, to a cash payment in lieu thereof. The company will arrange for a third party to aggregate the fractional shares of registered stockholders, sell them in the open market and deliver the proceeds to those stockholders. The company will pay any brokerage commissions in connection with that sale.

Stockholders who otherwise would be entitled to receive fractional shares will only be entitled to a cash payment in lieu of such shares and will no longer have any rights as a stockholder with respect to the shares of common stock that would have been exchanged for such fractional shares.

Authorized Shares

A reverse stock split would affect all issued and outstanding shares of common stock and outstanding rights to acquire common stock. Upon the effectiveness of a reverse stock split, the total number of shares of common stock that the company is authorized to issue would be reduced proportionately based upon the ratio selected by the board.

Accounting Matters

The par value of the common stock is currently $0.004 per share. The company proposes to change the par value to $0.01 per share in conjunction with the reverse stock split. As a result, as of the effective time, the stated capital on the company’s balance sheet attributable to the common stock would be reduced proportionately based on the reverse stock split ratio selected by the board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, the company would restate net income or loss and other per-share amounts for periods ending before a reverse stock split to give retroactive effect to the reverse stock split.

No Appraisal Rights

Stockholders do not have appraisal rights under Delaware General Corporation Law or under the company’s Certificate of Incorporation (as amended) in connection with a reverse stock split.

Reservation of Right to Abandon Reverse Stock Split

The company reserves the right to abandon a reverse stock split without further action by the stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the certificate of amendment to the company’s Certificate of Incorporation, even if the authority to effect a reverse stock split has been approved by the stockholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the board to determine not to proceed with, and abandon, a reverse stock split if it should so decide.

Circular 230 Tax Disclosures

Certain federal income tax consequences of the proposed transactions described herein are discussed below in the Sections entitled “Certain Federal Income Tax Consequences of the Reverse Stock Split” and “Certain Federal Income Tax Consequences of the 2006 Plan.” These discussions are based upon the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The company has not and will not request a ruling from the Internal Revenue Service, nor an opinion of counsel, regarding these tax issues. Further, these discussions to not address all federal income tax consequences that may be relevant to a particular holder of shares of common stock or options or warrants to acquire common stock, or any foreign, state or local tax considerations.

The following disclosures are intended to comply with applicable Treasury Regulations. The discussions of certain federal income tax consequences referenced above and set forth below are not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. These discussions of certain federal income tax consequences are not written to support the promotion or marketing of the transactions described herein. Accordingly, holders of common stock and warrants and options to acquire common stock are strongly urged to seek advice based on each holder’s own particular circumstances from an independent tax advisor.

Certain Federal Income Tax Consequences of a Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of a reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities on the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of common stock held immediately prior to the effective time of the reverse stock split were, and the new shares received will be, held as a “capital asset,” as defined in the Internal Revenue Code (generally, property held for investment).

Subject to the discussion below concerning the treatment of the receipt of cash payments instead of fractional shares, the company believes that the material U.S. federal income tax consequences of a reverse stock split would be as follows:

•	The company will not recognize any gain or loss as a result of the reverse stock split.

•	Stockholders will not recognize any gain or loss as a result of the reverse stock split, except with respect to cash received instead of fractional shares.

•

The aggregate adjusted basis of the shares of each class of the common stock held following the reverse stock split will be equal to the stockholder’s aggregate adjusted basis immediately prior to the reverse stock split, reduced by any tax basis attributable to a fractional share.

•

A stockholder’s holding period for the common stock the stockholder continues to hold after the reverse stock split will include the holding period for the common stock held immediately prior to the reverse stock split.

In general, if a stockholder receives cash instead of a fractional share of the common stock, the stockholder will recognize capital gain or loss based on the difference between the amount of cash received and his adjusted basis in the fractional share. The capital gain or loss will constitute long-term capital gain or loss if the holding period for the common stock is greater than one year as of the date of the reverse stock split. The deductibility of capital losses is subject to limitations.

The company’s beliefs regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, the company urges stockholders to consult with their personal tax advisors with respect to all of the potential tax consequences of the reverse stock split.

The following discussion addresses the material federal income tax consequences of the reverse split that are applicable to holders of shares of the company’s common stock.

Required Vote for the Reverse Split

Approval of the reverse stock split requires the affirmative vote of a majority of the shares of common stock (including the shares of common stock into which the Series C preferred stock is convertible) present and voting on the proposal. Abstentions on the reverse stock split proposal has the effect of a negative vote on that proposal, but broker non-votes are not counted for purposes of the proposal.

A vote in favor of this proposal is a vote to approve any amendment to the Delaware Certificate of Incorporation in order to effect the reverse split and the proportionate reduction in the number of authorized shares of common stock and the change in the par value per share, in each case in the form and on the terms to be determined in the sole discretion of the board, provided such form and such terms are consistent with this Proxy Statement. Because an amendment to the Delaware Certificate of Incorporation must be approved under the Delaware General Corporation Law by a majority of the outstanding shares entitled to vote, the company will only consider an amendment to the Delaware Certificate of Incorporation, if one is proposed, to have been approved by the stockholders if this proposal is also approved by a majority of the outstanding shares entitled to vote thereon.

The board of directors recommends that stockholders vote FOR the proposal to effect a reverse stock split of the outstanding shares of the common stock.

PROPOSAL TO APPROVE THE 2006 EQUITY INCENTIVE PLAN

General

The company believes that long-term equity compensation in the form of stock options, stock appreciation rights and restricted stock awards is an important employee benefit to attract and retain qualified employees to the company and to encourage their commitment to the business and financial success of the company. The board of directors believes that stock-based compensation has had and will continue to have a positive effect in promoting strong financial performance and growth in stockholder value for the company. As a result, the board of directors has determined that it is in the best interests of the company and its stockholders to adopt the AVAX Technologies, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), to provide the company with the continued ability to provide these types of long-term equity compensation. On June 12, 2006, the board of directors adopted the 2006 Plan, subject to the approval of the company’s stockholders. A copy of the company’s 2006 Equity Incentive Plan is attached hereto as Exhibit A.

If approved by the stockholders, the 2006 Plan will replace the AVAX Technologies, Inc. 2001 Stock Option Plan (the “2001 Plan”) and the 2000 Directors’ Stock Option Plan (the “Directors’ Plan”). The maximum number of shares of common stock available for stock option grants under the 2001 Plan is 447,144, and 80,000 shares of common stock are currently available for stock option grants under the Directors’ Plan. If the stockholders approve the 2006 Plan, the company will terminate the 2001 Plan and the Directors’ Plan and will make no further grants of options pursuant to those Plans. The termination of the 2001 Plan will not affect any of the rights or obligations of any person holding unexercised options granted under the 2001 Plan prior to its termination.

As of June 1, 2006, no shares had been issued upon the exercise of options granted under the 2001 Plan, options to acquire 2,052,856 shares were outstanding and unexercised under the 2001 Plan (including options to acquire 524,606 shares held by current executive officers and directors as a group) and 447,144 shares were available for future grant of options under the 2001 Plan. As of June 1, 2006, no shares had been issued upon the exercise of options granted to non-employee directors under the Directors’ Plan, options to acquire 400,000 shares were outstanding and unexercised under the Directors’ Plan and 80,000 shares were available for future grant of options under the Directors’ Plan. For information with respect to options granted to and exercised by the company’s Directors and Named Officers under the 2001 Plan and the Directors’ Plan, see “Election of Directors - Director Compensation” and “Executive Compensation - Stock Options.”

No stock options, stock appreciation rights or restricted stock awards have been granted or made under the 2006 Plan.

The closing sales price of the company’s common stock on the OTC Bulletin Board on June 16, 2006, was $0.15 per share.

Purpose

The purpose of the 2006 Plan is to promote the long-term growth and profitability of the company and its subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for (“consultants”), or to whom an offer of employment has been extended by, the company and its subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the company and (ii) enabling the company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive stock options (“ISOs”), non-qualified stock options (“NSOs”), stock appreciation rights (“SARs”), either alone or in tandem with options, restricted stock, or any combination of the foregoing may be made under the 2006 Plan.

Administration

The 2006 Plan is administered by the compensation committee of the board or such other committee of the board that consists solely of two or more members of the board, each of whom is “a Non-Employee Director” within the meaning of SEC Rule 16b-3. If for any reason a committee is not appointed by the board to administer the 2006 Plan, all authority and duties of the committee under the 2006 Plan will be vested in and exercised by the board, and the term “committee” will mean the board for purposes of the 2006 Plan. All references to the committee mean the compensation committee of the board of directors.

Subject to the provisions of the 2006 Plan, the committee is authorized to (i) select persons to participate in the 2006 Plan, (ii) determine the form and substance of grants made under the 2006 Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the 2006 Plan, (v) interpret the 2006 Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the 2006 Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the 2006 Plan as it may deem appropriate.

Securities Available Under the 2006 Plan

Subject to adjustments as provided in the 2006 Plan, an aggregate of 10,000,000 shares of common stock may currently be issued pursuant to the 2006 Plan. If any grant under the 2006 Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then the unpurchased, forfeited, tendered or withheld shares will thereafter be available for further grants under the 2006 Plan unless, in the case of options granted under the 2006 Plan, related SARs are exercised.

Eligibility

Participation in the 2006 Plan is limited to those directors (including non-employee directors), officers (including non-employee officers) and employees of, consultants performing services for, and individuals to whom an offer of employment has been extended by, the company or its subsidiaries selected by the committee (including participants located outside the United States).

ISOs, NSOs, SARs, alone or in tandem with options, restricted stock awards, or any combination thereof may be granted to eligible persons and for the number of shares as the committee determines, within the limitations set forth in the 2006 Plan. Determinations made by the committee under the 2006 Plan need not be uniform and may be made selectively among eligible individuals under the 2006 Plan, whether or not those individuals are similarly situated.

The committee may from time to time grant to eligible participants ISOs, NSOs, or any combination thereof; provided that the committee may grant ISOs only to eligible employees of the company or its subsidiaries. In any one calendar year, the committee will not grant to any one participant NSOs, ISOs or SARs to purchase a number of shares of common stock in excess of 1,000,000 shares.

Option Price

The price per share deliverable upon the exercise of each option (“exercise price”) is established by the committee at the time of grant and may not be less than 100% of the Fair Market Value of a share of common stock as of the date of grant of the option, and in the case of the grant of any ISO to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the company or any of its subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of common stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto. For purposes of the 2006 Plan, “Fair Market Value” of a share of common stock of the company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the common stock is then listed for trading (including for this purpose the Over-the-Counter Bulletin Board of the Nasdaq Capital Market) (the “Market”) for the applicable trading day or, if the common stock is not then listed or quoted in the Market, the Fair Market Value will be the fair value of the common stock determined in good faith by the committee. When shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

The terms of any outstanding award under the 2006 Plan may be amended from time to time by the committee in its discretion in any manner that it deems appropriate (including acceleration of the date of exercise of any award or of the date of lapse of restrictions on shares subject to restricted stock awards); provided that no amendment may adversely affect in a material manner any right of a participant under the award without the optionee’s written consent. The committee may not, however, reduce the exercise price of any options or SARs awarded under the 2006 Plan without approval of the stockholders of the company.

Payment for Common Stock Subject to Options

Options may be exercised, in whole or in part, upon payment of the exercise price of the shares to be acquired. Unless otherwise determined by the committee, payment must be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of common stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options exercised, (iii) by simultaneous sale through a broker reasonably acceptable to the committee of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the company to withhold from issuance a number of shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of common stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing.

If a grantee elects to pay the exercise price of an option pursuant to clause (ii) above, the grantee must present evidence acceptable to the company that he or she has owned any shares of common stock tendered in payment of the exercise price (and that the tendered shares of common stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. If a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, the grantee must present evidence acceptable to the company that he or she has owned a number of shares of common stock at least equal to the number of shares to be withheld in payment of the exercise price (and that the owned shares of common stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise.

Term and Exercise of Options

The term during which each option may be exercised will be determined by the committee, but no option will be exercisable in whole or in part more than 10 years after the date it is granted, and no ISO granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the company or any of its subsidiaries will be exercisable more than five years after the date it is granted. All rights to purchase shares pursuant to an option will, unless sooner terminated, expire at the date designated by the committee. The committee will determine the date on which each option becomes exercisable and may provide that an option will become exercisable in installments. Prior to the exercise of an option and delivery of the shares represented thereby, the optionee will have no rights as a stockholder with respect to any shares covered by such outstanding option (including any dividend or voting rights).

Stock Appreciation Rights (SARs)

The committee will have the authority to grant SARs under the 2006 Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). No SAR may be exercised unless the Fair Market Value of a share of common stock of the company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, the exercise price of any options to which the SARs correspond. Prior to the exercise of the SAR and delivery of the shares represented thereby, the participant will have no rights as a stockholder with respect to shares covered by such outstanding SAR (including any dividend or voting rights).

SARs granted in tandem with options will be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option will result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of a SAR will cause an immediate forfeiture of any related option to the extent the SAR is exercised.

Upon the exercise of a SAR, the participant will be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of common stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, the exercise price of any option to which the SAR is related, multiplied by the number of shares as to which the SAR is exercised. The committee will decide whether that distribution will be in cash, in shares having a Fair Market Value equal to that amount, or in a combination of cash and shares.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of common stock on that date exceeds the exercise price of the SAR or any related option, as applicable. A SAR granted in tandem with options will expire at the same time as any related option expires and will be transferable only when, and under the same conditions as, any related option is transferable.

Restricted Stock

The committee may at any time and from time to time grant shares of restricted stock under the 2006 Plan to such participants and in such amounts as it determines, subject to any limitations set forth in the 2006 Plan. Each grant of restricted stock will specify the applicable restrictions on such shares, the duration of such restrictions (which will be at least six months except as otherwise determined by the committee or provided in the 2006 Plan), and the time or times at which such restrictions lapse with respect to all or a specified number of shares that are part of the grant.

Unless otherwise determined by the committee, certificates representing shares of restricted stock granted under the 2006 Plan will be held in escrow by the company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the committee, during the period of restriction the participant will have all of the rights of a holder of common stock, including the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock will be subject to the same restrictions as then in effect for the restricted stock.

Effect of Termination of Employment

If a participant ceases to be a director, officer or employee of the company or any subsidiary due to death or disability (as defined in the 2006 Plan), all of the participant’s options and SARs that were exercisable on the date of death or disability will remain exercisable for, and will otherwise terminate at the end of, a period of one year from the date of death or disability, but in no event after the expiration date of the options or SARs; provided that, in the case of disability, the participant does not engage in Competition (as defined in the 2006 Plan) during that one-year period.

If a participant ceases to be a director, officer or employee of the company or any subsidiary upon his or her retirement (as defined in the 2006 Plan), all of the participant’s options and SARs that were exercisable on the date of retirement will remain exercisable for, and will otherwise terminate at the end of, a period of 90 days after the date of retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition (as defined in the 2006 Plan) during that 90-day period.

If a participant ceases to be a director, officer or employee of, or to perform other services for, the company or a subsidiary due to cause (as defined in the 2006 Plan), or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the company or a subsidiary for any reason, all of the participant’s options and SARs will expire and be forfeited immediately upon cessation or non-commencement, whether or not then exercisable.

If a participant ceases to be a director, officer or employee of the company or a subsidiary for any reason other than death, disability, retirement or cause, all of the participant’s options and SARs that were exercisable on the date of cessation will remain exercisable for, and will otherwise terminate at the end of, a period of 30 days after the date of cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during that 30-day period.

If a consultant (i.e., a participant other than a director, officer or employee of the company or any subsidiary) ceases to perform services for the company or any subsidiary, the provisions set forth in the participant’s award grant agreement will control the participant’s right to exercise the award after the date of termination and until the scheduled expiration date of the award.

At the time a participant ceases to be, or if a participant does not become, a director, officer or employee of, or otherwise perform services for, the company or its subsidiaries for any other reason, unless otherwise determined by the committee, all shares of restricted stock granted to the participant on which the restrictions have not lapsed will be immediately forfeited to the company.

Change in Control

If there is a Change in Control of the company (as defined in the 2006 Plan), all of the participant’s options and SARs will become fully vested and exercisable upon the Change in Control and will remain so until the expiration date of the options or SARs, whether or not the grantee is subsequently terminated.

Unless otherwise determined by the committee, immediately prior to a change in control during any period of restriction, all restrictions on shares granted to a participant will lapse.

Certain Adjustments

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the company, the committee will make such adjustment as it deems appropriate in the number and kind of shares available for issuance under the 2006 Plan (including the total number of shares available for issuance under the 2006 Plan), and in the number and kind of options, SARs and shares covered by grants previously made under the 2006 Plan, and in the exercise price of outstanding options and SARs. Any adjustment will be final, conclusive and binding for all purposes of the 2006 Plan. In the event of any merger, consolidation or other reorganization in which the company is not the surviving or continuing corporation or in which a Change in Control is to occur, all the company’s obligations regarding options, SARs and restricted stock that were granted under the 2006 Plan and that are outstanding on the date of that event will, on such terms as may be approved by the committee prior to that event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

Duration, Termination and Amendment of the 2006 Plan

The date of commencement of the 2006 Plan will be June 12, 2006, subject to approval by the stockholders of the company. The 2006 Plan will terminate at the close of business on June 11, 2016. The termination of the 2006 Plan will not affect any of the rights or obligations of any person under any grant of options or other incentives granted under the 2006 Plan prior to its termination.

The board of directors or the committee, without approval of the stockholders, may amend or terminate the 2006 Plan, except that no amendment will become effective without prior approval of the stockholders of the company if stockholder approval would be required by applicable law or regulations, including if required under the provisions of Section 422 of the Code or any successor thereto or by any listing requirement of the principal stock exchange or market on which the common stock is then listed.

Certain Federal Income Tax Consequences for the 2006 Plan

The following is a brief summary of the federal income tax rules relevant to participants in the 2006 Plan under the Internal Revenue Code. These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, all participants in the 2006 Plan should consult their own tax advisors with regards to the tax consequences of participating in the 2006 Plan. Moreover, the following summary relates only to the participants’ federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

Non-Qualified Stock Options. The grant of an NSO (including any option that exceeds the limitations on ISOs described below) to an optionee generally will not be a taxable event when the exercise price is equal to the fair market value of the underlying stock at the time of the grant. Accordingly, the optionee will not be subject to any income tax consequences with respect to an NSO until the option is exercised. Upon the exercise of an NSO, the optionee generally will recognize ordinary compensation income equal to the “spread” between the exercise price and the fair market value of the shares on the date of exercise. Generally, the company will be entitled to a federal income tax deduction in the amount of the “spread” recognized by the optionee as ordinary compensation income.

On the delivery by an optionee of shares already owned by the optionee as payment for the exercise price of an NSO, the number of shares received on exercise of the option equal to the number of shares surrendered should be treated as received in a tax-free exchange with no resulting recognition of income to the optionee. Any additional shares the optionee receives on exercise of the option in excess of the number of shares surrendered should result in recognition by the optionee of ordinary compensation income in an amount equal to the fair market value of such shares. The tax basis of the shares received on surrender of the previously owned shares should equal the tax basis of the shares so surrendered, and the tax basis of the additional shares received should equal the amount recognized as ordinary compensation income by the optionee (i.e. the fair market value of such additional shares).

The payment by an optionee of the exercise price of an NSO by means of surrender of the existing option will result in the optionee recognizing ordinary compensation income on the “spread” between the exercise price of the option surrendered and the fair market value of the shares on the date of exercise. Generally, the company will be entitled to a deduction in the amount of this “spread.” The tax basis of the shares the optionee receives on exercise will be the fair market value of such shares on the date of exercise.

The amount and character (whether capital gain or ordinary compensation income, and whether long-term or short-term) of any gain or loss realized on a subsequent disposition of shares by the optionee generally will depend on, among other things, whether the compensation income event has occurred prior to the disposition of shares. If the compensation event has occurred prior to the ultimate disposition of the shares, the gain or loss on the shares after the compensation event will generally be capital in character if certain holding requirements have been met. There are, however, certain issues that must be considered when determining the nature of compensation upon disposition of shares, including whether the disposition occurs before or after the common stock vests, whether an election under Code Section 83(b) with respect to those shares had been made, and the length of time those shares were held by the optionee.

Incentive Stock Options. Under the Code, ISOs may be granted only to employees of the company. There are no federal income tax consequences associated with the grant of an ISO to an employee. In contrast to the exercise of an NSO, the exercise of an ISO will not cause an employee to recognize taxable income for federal income tax purposes. The tax basis of the shares received on exercise will equal the amount of cash or other property paid on such exercise. If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized on the subsequent sale or exchange of the shares generally will be treated as long-term capital gain. If the shares are sold or otherwise disposed of prior to the expiration of those periods (a “disqualifying disposition”), then a portion of any gain recognized by the employee which would otherwise be characterized as capital gain would instead be taxable as ordinary compensation income, and the company would be entitled to a federal income tax deduction in that amount. The amount of gain that would be characterized as ordinary compensation income will not exceed an amount equal to the excess of (i) the fair market value of such shares as of the date the option was exercised over (ii) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally will be characterized as a capital loss.

On the delivery by an optionee of shares already owned by the optionee as payment of the exercise price of an ISO, the number of shares received on exercise of the ISO equal to the shares surrendered should be treated as received in a tax-free exchange with no resulting recognition of income to the optionee. Any additional shares the optionee receives on exercise of the ISO in excess of the number of shares surrendered should be treated as the exercise of an ISO and will not cause the optionee to recognize taxable income for federal income tax purposes. The tax basis of the shares received on surrender of the previously owned shares should equal the tax basis of the shares so surrendered, and the basis of any additional shares received on exercise of the ISO should equal the amount of any cash or other property paid on such exercise. However, if stock received on exercise of an ISO is used in connection with the exercise of an ISO when the holding period with respect to such stock is not met, such use will be considered a disqualifying disposition. Despite being a disqualifying disposition, the company would not realize a tax benefit.

The payment by an optionee of the exercise price of an ISO by means of surrender of such ISO will result in the optionee recognizing ordinary compensation income on the spread between the exercise price and the fair market value with respect to that number of options so surrendered less the number of options exercised for shares. Generally, the company will be entitled to a deduction in the amount of this “spread.” The tax basis of the shares the optionee receives on exercise of the option in this manner will be the amount paid for such shares (i.e., the amount recognized as ordinary compensation income by the optionee).

Stock Appreciation Rights. The grant of a stock appreciation right, or SAR, to a grantee will not be a taxable event. The grantee will recognize ordinary compensation income upon the exercise of a SAR. The amount of income subject to tax will depend upon whether the SAR is granted in tandem with options or independently. Upon the exercise of a SAR granted in tandem with an option, the grantee will recognize ordinary compensation income equal to the excess of the fair market value of the common stock on the exercise date, over the option exercise price. Upon the exercise of a SAR granted independently of an option, the grantee will recognize ordinary compensation income equal to the excess of the fair market value of the common stock on the exercise date, over the fair market value of the common stock on the day the SAR was granted. In either case, the company will be entitled to a corresponding deduction equal to the amount of ordinary compensation income that the grantee recognizes. Upon the sale of any common stock received by the grantee upon exercise of a SAR, the grantee will recognize long- or short-term capital gain or loss, depending on whether the grantee has held the stock for more than one year from the date of exercise.

Restricted Stock. A grantee will generally not recognize taxable income at the time shares of restricted stock are granted, but will recognize ordinary compensation income when the shares first become transferable or not otherwise subject to restrictions or a substantial risk of forfeiture, unless the grantee makes an election under Code Section 83(b) to recognize ordinary compensation income upon grant. The amount of ordinary income that the grantee recognizes will equal the fair market value of the restricted stock at the time its restrictions lapse, or at the time of grant if the grantee makes a Code Section 83(b) election, less the amount the grantee paid for the restricted stock. The company will be entitled to claim a corresponding deduction equal to the amount of ordinary compensation income recognized by the grantee. Upon the sale of restricted stock after its restrictions have lapsed, the grantee will recognize long- or short-term capital gain or loss, depending on whether the grantee has held the stock for more than one year from the date the restrictions lapsed, or for more than one year from the date of grant if the grantee made a Section 83(b) election.

Withholding Taxes. Because the amount of ordinary compensation income a participant recognizes with respect to the receipt or exercise of any instruments received under the 2006 Plan may be subject to applicable withholding of federal, state and local income taxes and social security taxes, the company may require the participant to pay the amount required to be withheld by the company before delivering to the participant any shares purchased under the 2006 Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the participant.

Readers are referred to the Section above entitled “Circular 230 Tax Disclosures” for additional disclosures regarding this tax information.

Board Recommendation

The board of directors believes that approval of the 2006 Equity Incentive Plan is in the best interests of the stockholders of the company. Approval of the proposal to approve of the 2006 Equity Incentive Plan required the affirmative vote of a majority of the shares of common stock (including the shares of common stock into which the Series C preferred stock is convertible) present and voting on the proposal. Abstentions on the proposal have the effect of a negative vote, but broker non-votes are not counted for purposes of the proposal. A copy of the 2006 Equity Incentive Plan is attached hereto as Exhibit A.

The board of directors recommends that stockholders vote FOR the proposal to approve the 2006 Equity Incentive Plan.

PROPOSAL TO RATIFY PRIOR GRANTS OF NON-PLAN STOCK OPTIONS

In June 2005, the Compensation Committee of the Board of Directors granted non-plan stock options to the company’s Chairman of the Board, John Prendergast, and its President, Richard Rainey, for 150,000 and 250,000 shares, respectively, at an option exercise price of $0.27 per share, which was the closing stock price for the company’s common stock on that day. The options were not granted pursuant to the 2001 Stock Option Plan described above, because the company did not have sufficient available shares under the 2001 Plan to grant these two options. Stock options were granted to other executives and key employees on that same day and at the same option exercise price per share.

The non-plan options are for 10 years, vest quarterly over a four-year period, and are otherwise substantially identical to all prior options granted by the company under the 2001 Plan. The grant of the non-plan options is subject to stockholder approval of these two stock option grants. Accordingly, the company is submitting to its stockholders this proposal to ratify the June 2005 grant of non-plan stock options to these two executives. The company believes that long-term equity compensation in the form of stock options is an important employee benefit to attract and retain qualified employees to the company and to encourage their commitment to the business and financial success of the company. The Compensation Committee believes that these particular option grants were critical in June 2005 to reward Dr. Prendergast and Mr. Rainey for the extraordinary efforts they have made during the preceding three years in leading the company through some difficult times and to incentivize those two executives to continue to devote substantial efforts to the long-term success of the company. As a result, the Compensation Committee determined that it is in the best interests of the company and its stockholders to grant these two stock options outside of any stock option plan that had been previously approved by the stockholders. The stock options will be cancelled if the stockholders do not ratify these grants.

Board Recommendation

The board of directors believes that ratification of the non-plan stock option grants to the two named executives is in the best interests of the stockholders of the company. Approval of the proposal to ratify the prior grant of non-plan stock options to two executives required the affirmative vote of a majority of the shares of common stock (including the shares of common stock into which the Series C preferred stock is convertible) present and voting on the proposal. Abstentions on the proposal have the effect of a negative vote, but broker non-votes are not counted for purposes of voting.

The board of directors recommends that stockholders vote FOR the proposal to approve the 2006 Equity Incentive Plan.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the company. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the company by telephone, facsimile or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses will be paid for any further solicitation. In addition, the company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the company registered in the name of a nominee. The company will reimburse these people for their reasonable out-of-pocket costs.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders may communicate with the board generally or with a specific director at any time by writing to the company’s corporate secretary at 2000 Hamilton Street, Suite 204, Philadelphia, Pennsylvania 19130. The secretary will review all messages received and will forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the board.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the annual meeting of stockholders to be held in 2007 must be received by the secretary of the company, at AVAX Technologies, Inc., 2000 Hamilton Street, Suite 204, Philadelphia, Pennsylvania 19130, no later than January 1, 2007, to be eligible for inclusion in the company’s proxy statement and proxy card related to that meeting. Additionally, if properly requested, a stockholder may submit a proposal for consideration at the 2007 annual meeting of stockholders, but not for inclusion in the company’s proxy statement. Notice of matters proposed to be brought before the 2007 annual meeting of stockholders must also be received on or before January 1, 2007. The company expects to hold next year’s annual meeting of stockholders in June 2007.

ANNUAL REPORT

The 2006 annual report to stockholders of the company, which includes the company’s annual report on Form 10-KSB, is included with this proxy statement.

OTHER MATTERS

The board of directors is not aware of any other matters that will be presented for action at the annual meeting. If other matters properly come before the meeting, it is intended that the holders of the proxies hereby solicited will vote thereon in accordance with their best judgment.

Dated: June 30, 2006

EXHIBIT A

AVAX TECHNOLOGIES, INC.

2006 EQUITY INCENTIVE PLAN

1.	Purpose.

This plan shall be known as the AVAX Technologies, Inc. 2006 Equity Incentive Plan (this “Plan”). The purpose of this Plan shall be to promote the long-term growth and profitability of AVAX Technologies, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), either alone or in tandem with options, restricted stock, or any combination of the foregoing may be made under this Plan.

2.	Definitions.

“Board of Directors” and “Board” mean the board of directors of the Company.

“Cause,” unless otherwise defined in a participant’s award grant agreement or in a participant’s written employment arrangement with the Company or any of its Subsidiaries in effect on the date of grant (as amended from time to time thereafter), means the occurrence of one or more of the following events:

(a)           Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(b)           Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

(c)           Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

(d)           Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

The definition of Cause set forth in a participant’s award grant agreement shall control if such definition is different from the definition of Cause set forth in this Plan.

“Change in Control” means the occurrence of one of the following events:

(a)           if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(b)           during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)           the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(d)           the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee that consists solely of two or more members of the Board, each of whom is a “Non-Employee Director” within the meaning of SEC Rule 16b-3 and is an “outside director” within the meaning of Treasury Regulation §1.162-27(e)(3); provided that, if for any reason the Committee shall not have been appointed by the Board to administer this Plan, all authority and duties of the Committee under this Plan shall be vested in and exercised by the Board, and the term “Committee” shall be deemed to mean the Board for all purposes herein.

“Common Stock” means the Common Stock, par value $0.04 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

“Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

“Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company long-term disability plan or as otherwise determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading for the applicable trading day or, if the Common Stock is not then listed or quoted in a securities exchange, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Committee; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

“Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

“Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

“Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

“Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

“Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

“Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.	Administration.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer this Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of this Plan, the Committee shall be authorized to (i) select persons to participate in this Plan, (ii) determine the form and substance of grants made under this Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under this Plan, (v) interpret this Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under this Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out this Plan as it may deem appropriate. Decisions of the Committee on all matters relating to this Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under this Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of this Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under this Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4.	Shares Available for this Plan.

Subject to adjustments as provided in Section 14, an aggregate of 10,000,000 shares of Common Stock (the “Shares”) may be issued pursuant to this Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under this Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under this Plan unless, in the case of options granted under this Plan, related SARs are exercised.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 16 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new grants containing terms (including exercise prices) more (or less) favorable than the outstanding grants.

5.	Participation.

Participation in this Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in this Plan or in any grant thereunder shall confer any right on a participant to continue in the employ as a director or officer of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under this Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or the Committee.

Grants of awards may be made to such persons and for such number of Shares as the Committee shall determine subject to the terms of this Plan (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees”). Determinations made by the Committee under this Plan need not be uniform and may be made selectively among eligible individuals under this Plan, whether or not such individuals are similarly situated. A grant or award of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.	Incentive and Non-qualified Stock Options and SARs.

The Committee may from time to time make grants of options to eligible participants; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one participant options or SARs to purchase a number of shares of Common Stock in excess of 1,000,000 Shares. These grants shall take such written form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-qualified Stock Options granted under this Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. Each award grant agreement shall specifically indicate whether the grant is an Incentive Stock Option or a Non-qualified Stock Option. If an Incentive Stock Option granted under this Plan does not qualify as such for any reason, then to the extent of such non-qualification, the grant represented thereby shall be regarded as a Non-qualified Stock Option duly granted under this Plan, provided that such grant otherwise meets this Plan’s requirements for Non-qualified Stock Options.

(a)           Price. The price per Share deliverable upon the exercise of each option (“exercise price”) shall be established by the Committee and may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of the grant, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of the grant, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b)           Payment. Grants may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options exercised, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise, which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (1) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (2) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the

Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option.

(c)           Terms of Options. The term during which each grant may be exercised shall be determined by the Committee, but no option shall be exercisable in whole or in part more than ten years after the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years after the date it is granted; in each case unless otherwise permitted by Section 422 of the Code or any successor thereto. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d)           Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which Incentive Stock Options are exercisable for the first time by any one participant during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto) may not exceed $100,000.

(e)           Termination; Forfeiture.

(i)            Death or Disability. If a participant ceases to be a director, officer or employee of the Company and any Subsidiary due to death or Disability, (A) all of the participant’s options and SARs that were exercisable on the date of death or Disability shall remain exercisable for, and shall otherwise terminate at the end of, a period of one year from the date of such death or Disability, but in no event after the expiration date of the options or SARs; provided that, in the case of Disability, the participant does not engage in Competition during such one-year period unless he or she received written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of death or Disability shall be forfeited immediately upon such death or Disability; provided, however, that such options or SARs may become fully vested and exercisable in the discretion of the Committee. If a participant other than a director, officer or employee of the Company and any Subsidiary ceases to perform services for the Company and any Subsidiary due to death or Disability, the provisions set forth in such participant’s award grant agreement shall control. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 3 months after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under this Plan if required to be so treated under the Code.

(ii)          Retirement. If a participant ceases to be a director, officer or employee of the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options or SARs may become fully vested and exercisable in the discretion of the Committee. If a participant other than a director, officer or employee of the Company and any Subsidiary ceases to perform services for the Company and any Subsidiary upon the occurrence of his or her retirement, the provisions set forth in such participant’s award grant agreement shall control. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 3 months after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under this Plan if required to be so treated under the Code.

(iii)         Discharge for Cause. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv)         Other Termination. Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 30-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation. If a participant other than a director, officer or employee of the Company and any Subsidiary ceases to perform services for the Company and any Subsidiary for any reason other than death, Disability, Retirement or Cause, the provisions set forth in such participant’s award grant agreement shall control.

(v)           Change in Control. If there is a Change in Control of the Company, all of the participant’s options and SARs shall become fully vested and exercisable upon such Change in Control and shall remain so until the expiration date of the options or SARs, whether or not the grantee is subsequently terminated.

7.	Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify.

No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, the exercise price of any options to which the SARs correspond. Prior to the exercise of the SAR and any delivery of the related Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of a SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

Upon the exercise of a SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, the exercise price of any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, or in a combination thereof.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. A SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

8.	Restricted Stock.

The Committee may at any time and from time to time grant Shares of restricted stock under this Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days after the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under this Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

Unless otherwise determined by the Committee, immediately prior to a Change in Control during any period of restriction, all restrictions on Shares granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any reason, unless otherwise determined by the Committee, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9.	Withholding Taxes.

(a)         Participant Election. Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 9(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b)         Company Requirement. The Company may require, as a condition to any grant or exercise under this Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 9(a) or this Section 9(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under this Plan.

10.	Written Agreement; Vesting.

Each participant to whom a grant is made under this Plan shall enter into a written agreement with the Company that shall contain such provisions, including, without limitation, vesting requirements, consistent with the provisions of this Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7 and 8, in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

11.	Transferability.

Unless the Committee determines otherwise, no option, SAR or restricted stock granted under this Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option or SAR may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option or SAR by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any option, SAR or restricted stock granted under this Plan and transferred as permitted by this Section 11, and any transferee of any such option, SAR or restricted stock shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

12.	Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR or restricted stock is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

13.	Transfer of Employee.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another, shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

14.	Adjustments.

In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares available for issuance under this Plan (including, without limitation, the total number of Shares available for issuance under this Plan pursuant to Section 4), and in the number and kind of options, SARs and Shares covered by grants previously made under this Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of this Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding options, SARs and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control, the Committee may, in its discretion, (i) cancel any or all outstanding options under this Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind.

Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

15.	Amendment and Termination of this Plan.

The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate this Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange or market on which the Common Stock is then listed.

16.	Amendment or Substitution of Awards under this Plan.

The terms of any outstanding award under this Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 14, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent, and provided further that the Committee shall not reduce the exercise price of any options or SARs awarded under this Plan without approval of the stockholders of the Company.

17.	Commencement Date; Termination Date.

The date of commencement of this Plan shall be June 12, 2006, subject to approval by the stockholders of the Company. Unless previously terminated upon the adoption of a resolution of the Board terminating this Plan, this Plan shall terminate at the close of business on June 11, 2016. No termination of this Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under this Plan.

18.	Severability.

Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

19.	Governing Law.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

*     *     *     *     *

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, August 1, 2006

10:00 a.m.

2000 Hamilton Street, Suite 204

Philadelphia, Pennsylvania 19130

AVAX Technologies, Inc. 2000 Hamilton Street Suite 204 Philadelphia, Pennsylvania 19130	proxy

This proxy is solicited by the board of directors for use at the annual meeting on August 1, 2006.

MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE

POSTAGE-PAID ENVELOPE PROVIDED.

(Continued and to be signed on reverse side)

(Fold and Detach Here)

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1.	Election of Directors:	01 Edson D. de Castro 02 Andrew W. Dahl, Sc.D.	03 John K.A. Prendergast, Ph.D. 04 Carl Spana, Ph.D.	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Proposal to amend company’s Certificate of Incorporation to increase number of authorized shares of common stock from 150,000,000 to 500,000,000.	☐ FOR	☐ AGAINST	☐ ABSTAIN
3. Proposal to authorize up to a maximum of one-for-twenty-five (1:25) reverse stock split of the outstanding shares of the common stock of the company.	☐ FOR	☐ AGAINST	☐ ABSTAIN
4. Proposal to approve the 2006 Equity Incentive Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN
5. Proposal to ratify the prior grant of non-plan stock options to two executives of the company.	☐ FOR	☐ AGAINST	☐ ABSTAIN

(PLEASE SEE REVERSE SIDE FOR PROPOSALS TO BE VOTED)

(Fold and Detach Here)

The undersigned hereby appoints Richard P. Rainey and John K.A. Prendergast, and each of them in the order named, proxies with full power of substitution to vote all shares of common stock and Series C convertible preferred stock of AVAX Technologies, Inc. of record in the name of the undersigned at the close of business on June 26, 2006, at the annual meeting of stockholders of AVAX Technologies, Inc. to be held on August 1, 2006, or at any adjournment or adjournments, hereby revoking all former proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box	☐ Indicate changes below:	Date __________________________________________________

Signature(s) in Box
Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.